                                                               EXHIBIT 13.(a).1.

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report on Form 20-F of ACS Motion Control
Ltd., a company organized under the laws of the State of Israel (the "Company")
for the period ending December 31, 2006, as filed with the Securities and
Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the Company hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to such officer's best of knowledge, that:

     1. The Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934;
and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of, and for, the periods presented in the Report.

By: /s/ Dror Marom                                   By: /s/ Ze'ev Kirshenboim
------------------                                   -------------------------
Dror Marom                                           Ze'ev Kirshenboim
Chief Executive Officer                              Chief Financial Officer

Date: March 28, 2007                                 Date: March 28, 2007